UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2017

NorthStar Real Estate Income Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-54671 (Commission File Number)	26-4141646 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)
(212) 547-2600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

8.01. Other Events
Determination of Estimated Value Per Share
Overview
On April 11, 2017, upon the recommendation of the audit committee (the “Audit Committee”) of the board of directors (the “Board”) of NorthStar Real Estate Income Trust, Inc. (“NorthStar Income”), the Board, including all of its independent directors, approved and established an updated estimated value per share of NorthStar Income’s common stock of $9.92. The estimated value per share is based upon the estimated value of NorthStar Income’s assets less the estimated value of NorthStar Income’s liabilities as of December 31, 2016, divided by the number of shares of NorthStar Income’s common stock outstanding as of December 31, 2016. The information used to generate the estimated value per share, including market information, investment- and property-level data and other information provided by third parties, was the most recent information practically available as of December 31, 2016.
Process
The estimated value per share was calculated with the assistance of NorthStar Income’s external advisor, CNI NSI Advisors, LLC (the “Advisor”) and Duff & Phelps, LLC (“Duff & Phelps”), an experienced third-party independent valuation and consulting firm engaged by NorthStar Income to assist with the valuation of its assets and liabilities. The engagement of Duff & Phelps was unanimously approved by the Board, including all of its independent directors, following the approval and recommendation of the Audit Committee. Duff & Phelps has extensive experience in conducting asset valuations, including of commercial real estate (“CRE”) debt, properties and securities similar to those owned by NorthStar Income. While NorthStar Income and other entities managed or sponsored by affiliates of Colony NorthStar, Inc., NorthStar Income’s sponsor, have engaged or may engage Duff & Phelps in the future for services of various kinds, NorthStar Income believes that there are no material conflicts of interest with respect to its engagement of Duff & Phelps. In the ordinary course of their business, Duff & Phelps and its affiliates, directors and officers may structure and effect transactions for their own accounts or for the accounts of their customers in CRE assets of the same kind and in the same markets as NorthStar Income’s assets.
The Audit Committee recommended and the Board established the estimated value per share based upon the analyses and reports provided by Duff & Phelps and the Advisor, including an evaluation of NorthStar Income’s assets and liabilities as of December 31, 2016. In arriving at its recommendation, the Audit Committee relied in part on valuation methodologies that the Advisor and Duff & Phelps believe are standard and acceptable in the real estate and non-traded real estate investment trust (“REIT”) industries for the types of assets and liabilities held by NorthStar Income. The process for estimating the value of NorthStar Income’s assets and liabilities was performed in accordance with the provisions of the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. NorthStar Income believes that the valuation process was developed in a manner reasonably designed to ensure its reliability and is not aware of any changes subsequent to December 31, 2016 that would have a material impact on its overall valuation.
On April 11, 2017, Duff & Phelps delivered its report related to the valuation of NorthStar Income’s assets and liabilities as of December 31, 2016, including NorthStar Income’s 20 CRE debt investments (the “CRE Debt Investments”), nine CRE property investments comprised of 42 individual properties (the “CRE Properties”), three portfolios of private equity real estate fund interests (the “PERE Investments”), 11 commercial mortgage-backed securities (the “CRE Securities”) and 16 CRE-related liabilities (the “CRE Borrowings”), as further described below.
The Board currently expects that NorthStar Income’s next estimated value per share will be based upon its assets and liabilities as of December 31, 2017 and that such value will be included in a report filed with the U.S. Securities and Exchange Commission (“SEC”). NorthStar Income intends to publish estimated values per share annually, although NorthStar Income may determine to publish updated values more frequently.

Valuation Methodology
Valuation of CRE Debt Investments
The estimated value of the CRE Debt Investments was established by performing a comparable market interest rate analysis for each investment as of December 31, 2016. Duff & Phelps determined the estimated value for each CRE Debt Investment by applying a discounted cash flow (“DCF”) analysis over the projected remaining term of the investment. The cash flow estimates used in the DCF analysis were based on the investment’s contractual agreement and corresponding interest and principal cash flow. The expected cash flow was then discounted at an interest rate that Duff & Phelps estimated a current market participant would require for instruments with similar collateral and duration assuming an orderly market environment, taking into account, for example, remaining loan term, loan-to-value ratio, collateral type, debt service coverage, security position and other factors deemed relevant. In estimating the market interest rate for each CRE Debt Investment, Duff & Phelps reviewed the most recent third-party appraised value of the collateral underlying each CRE Debt Investment, as well as loan reserve balances held on behalf of NorthStar Income. To the extent the appraised value of the collateral underlying an investment was greater than the outstanding principal amount of the applicable investment, such investment was considered to have full credit coverage. Duff & Phelps observed that the value of the underlying collateral for all of the CRE Debt Investments exceeded the applicable loan balance outstanding as of December 31, 2016. The range of discount rates used by Duff & Phelps to estimate the value of the CRE Debt Investments was approximately 3.6% to 17.1% and the weighted average discount rate was approximately 8.1%.
As of December 31, 2016, the estimated value of the CRE Debt Investments was $790.6 million, compared with an aggregate outstanding principal amount of $772.8 million (the “Principal Amount”). In addition, as of December 31, 2016, the CRE Debt Investments contained approximately $23.2 million of future funding commitments which were not included for purposes of calculating the estimated value per share.
Valuation of CRE Properties and Equity Interests
Duff & Phelps conducted appraisals to determine the value of the CRE Properties. Each appraisal was performed as of December 31, 2016 and in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. In general, Duff & Phelps relied upon an income approach to value, utilizing either a direct capitalization approach or a DCF approach, which Duff & Phelps believes are appropriate for valuing assets similar to the properties owned by NorthStar Income. Discount rates, capitalization rates and terminal capitalization rates were selected by taking into account, among other factors, prevailing discount and capitalization rates in the commercial property sector as deemed appropriate for each property. In determining each appraised value, Duff & Phelps utilized all information that it deemed relevant, including information from the Advisor, its own data sources and market information provided by commercial real estate brokers, all of which it relied upon without independent verification. Duff & Phelps also reviewed other information, such as trends in capitalization rates, discount rates, interest rates, leasing rates and other economic factors. For CRE Properties valued using a direct capitalization approach, the range of capitalization rates applied was 5.0% to 7.5% and the weighted average capitalization rate was approximately 6.0%. For CRE Properties valued using a DCF approach, the range of discount rates applied was 6.8% to 8.5% and the weighted average discount rate was approximately 7.4%, and the range of terminal capitalization rates applied was 5.0% to 7.8% and the weighted average terminal capitalization rate was approximately 6.3%.
In addition, for certain CRE Debt Investments, NorthStar Income has a right to equity-like participations or other ownership interests in the underlying collateral (the “Equity Interests”) and, as appropriate, these Equity Interests were considered by Duff & Phelps in estimating NorthStar Income’s estimated value per share. The range of discount rates used to determine the value of the Equity Interests was 7.3% to 7.8% and the weighted average discount rate was 7.5%, and the range of terminal capitalization rates applied was 5.0% to 6.5% and the weighted average terminal capitalization rate was approximately 5.8%.
As of December 31, 2016, the estimated value of the CRE Properties and Equity Interests was $821.0 million, compared with an aggregate initial purchase price, including subsequent capital expenditures, of $615.5 million (the “Property Purchase Price”).

Valuation of PERE Investments
To estimate the value of NorthStar Income’s PERE Investments, Duff & Phelps applied a DCF analysis to the projected future cash flow of the underlying fund interests, including associated deferred purchase obligations. The resulting aggregate value of the projected future cash flow was then modeled through the applicable PERE Investment waterfall, taking into account the specific structures set forth in the governing documents for each PERE Investment. The range of discount rates used to determine the value of the PERE Investments was 9.5% to 18.0% and the weighted average discount rate was approximately 13.2%.
As of December 31, 2016, the estimated value of the PERE Investments was $95.9 million, compared with a carrying value, net of deferred purchase obligations, of $90.6 million (the “PERE Investment Carrying Value”).
Valuation of CRE Securities
To estimate the value of the CRE Securities, Duff & Phelps reviewed the terms of each CRE Security and projected the future cash flow attributable to each CRE Security based on its securitization structure. In addition, Duff & Phelps reviewed observable trade and market data for similar assets, publicly available information and quotations provided by third party broker-dealers and other information deemed appropriate. Based on its review of this market data, Duff & Phelps established an estimated fair market price for each CRE Security.
As of December 31, 2016, the estimated value of the CRE Securities was $94.6 million, compared with a carrying value of $94.0 million (the “CRE Security Carrying Value”).
Valuation of CRE Borrowings
Duff & Phelps estimated the fair value of the CRE Borrowings using a DCF approach, discounting the stream of expected interest and principal payments for each liability by an interest rate that Duff & Phelps estimated a current market participant would require for instruments with similar collateral and duration assuming an orderly market environment, taking into account factors such as remaining loan term, loan-to-value ratio, collateral type, debt service coverage, security position and other factors deemed relevant. The range of discount rates used by Duff & Phelps to estimate the value of the CRE Borrowings was approximately 4.5% to 4.8% and the weighted average discount rate was approximately 4.6%.
As of December 31, 2016, the estimated value of the CRE Borrowings was $687.1 million, compared with an aggregate outstanding principal amount of $685.5 million.
Cash, Other Assets and Other Liabilities
The fair value of NorthStar Income’s cash, other assets and other liabilities was estimated by Duff & Phelps to approximate carrying value as of December 31, 2016.
Estimated Net Asset Value Per Share
Based on the above valuations and estimates and subject to the assumptions and limiting conditions contained in its report, Duff & Phelps estimated that the net asset value per common share outstanding of NorthStar Income’s common stock as of December 31, 2016 ranged from $9.42 to $10.17 per share. Based on its review of the Duff & Phelps report and the analysis and recommendation of the Advisor, the Audit Committee recommended and the Board approved an estimated net asset value per share of $9.92. In recommending the estimated value per share, the Advisor and the Audit Committee considered a number of factors including, but not limited to, the underlying assumptions used by Duff & Phelps in generating its range of estimated per share values for each of NorthStar Income’s investment types, the Advisor’s observations of credit spreads attainable in the market compared to the CRE Debt Investments, the structural protections and extension provisions of NorthStar Income’s CRE Debt Investments, the current tenancy and leasing projections at the CRE Properties, the lag in reporting period and potential future distributions of the PERE Investments and the quality and diversity of NorthStar Income’s portfolio. Previously, on April 7, 2016, upon the recommendation of the Audit Committee, the Board, including all of its independent directors, approved and established an estimated value per share of NorthStar Income’s common stock of $9.87 as of December 31, 2015.
The table below sets forth the calculation of NorthStar Income’s estimated value per share as of December 31, 2016 ($ in thousands, except per share values):

	Estimated Value	Estimated Value per Share
CRE Debt Investments	$790,603	$6.54
CRE Properties & Equity Interests	820,961	6.79
PERE Investments, net of deferred purchase obligations	95,881	0.79
CRE Securities	94,585	0.78
Cash and other assets	239,439	1.98
Total Liabilities	(842,382)	(6.97)
Total estimated net asset value as of December 31, 2016	$1,199,087	$9.92
Estimated enterprise value per share		None assumed

Shares outstanding (in thousands)	120,903
In the aggregate, the estimated value of NorthStar Income’s CRE Debt Investments, CRE Properties, Equity Interests, PERE Investments and CRE Securities of $1.8 billion represents an approximate 15% increase in value over the aggregate value of the Principal Amount, the Property Purchase Price, the PERE Investment Carrying Value and the CRE Security Carrying Value.
The estimated net asset value per share approved by the Audit Committee and the Board does not reflect NorthStar Income’s “enterprise value,” which may include a premium or discount for:

•	the large size of NorthStar Income’s portfolio, as some buyers may pay more for a portfolio of investments compared to prices for individual investments;

•
the characteristics of NorthStar Income’s working capital, leverage, credit facilities and other financial structures where some buyers may ascribe different values based on synergies, cost savings or other attributes;

•	disposition and other expenses that would be necessary to realize the value;

•
the services being provided by personnel of the Advisor under its advisory agreement with NorthStar Income and NorthStar Income’s potential ability to secure the services of a management team on a long-term basis; or

•	the potential difference in per share value if NorthStar Income were to list its shares of common stock on a national securities exchange.

On April 11, 2017, Duff & Phelps delivered its valuation report to the Audit Committee. The Audit Committee was given an opportunity to confer with the Advisor and Duff & Phelps regarding the methodologies and assumptions used therein and determined to recommend to the Board the estimated value per share of NorthStar Income’s common stock as of December 31, 2016.
The Board is ultimately and solely responsible for the establishment of the estimated value per share of NorthStar Income’s common stock. In arriving at its determination of the estimated value per share, the Board considered all information provided in light of its own familiarity with NorthStar Income’s assets and unanimously approved the estimated value recommended by the Audit Committee.

Sensitivity Analysis
Changes to the key assumptions used to arrive at the estimated value per share, including the capitalization rates and discount rates used to value the CRE Debt Investments, CRE Properties, Equity Interests and PERE Investments, as well as the estimated value of the CRE Securities, would have a significant impact on the estimated value of NorthStar Income’s assets and liabilities. The following table presents the impact on the estimated value per share of NorthStar Income’s common stock resulting from a 5.0% increase and decrease to (1) the discount rates applied to estimate the value of the CRE Debt Investments and PERE Investments, (2) the capitalization rates or discount rates used to value the CRE Properties and Equity Interests and (3) the estimated aggregate value of the CRE Securities:

	Range of Value
	Low	Midpoint	High
Estimated Net Asset Value per Share	$9.45	$9.92	$10.37
Weighted Average Discount Rate (CRE Debt Investments)	8.5%	8.1%	7.7%
Weighted Average Discount Rate (CRE Properties & Equity Interests)	7.8%	7.5%	7.1%
Weighted Average Terminal Capitalization Rate (CRE Properties & Equity Interests)	6.6%	6.3%	6.0%
Weighted Average Capitalization Rate (CRE Properties)	6.3%	6.0%	5.7%
Weighted Average Discount Rate (PERE Investments)	13.8%	13.2%	12.5%
Assumed Value of CRE Securities (1)	95%	100%	105%

____________________________________

(1)	Expressed as a percentage of the value of the CRE Securities used in the final determination of the estimated value per share.
The following table presents the impact on the estimated value per share of NorthStar Income’s common stock resulting from a 5.0% increase and decrease to (1) the discount rates applied to estimate the value of the CRE Debt Investments and PERE Investments, (2) the discount rates and capitalization rates applied to estimate the value of the CRE Properties and Equity Interests and (3) the estimated aggregate value of the CRE Securities, with the impact of each asset class within NorthStar Income’s portfolio shown in isolation:

	Range of Value
	Low	Midpoint	High
CRE Debt Investments (Discount Rates)	$9.87	$9.92	$9.97
CRE Properties & Equity Interests (Discount Rates)	$9.64	$9.92	$10.19
CRE Properties (Cap Rates)	$9.82	$9.92	$10.03
PERE Investments (Discount Rates)	$9.91	$9.92	$9.93
CRE Securities	$9.88	$9.92	$9.96
All investments	$9.45	$9.92	$10.37

The above sensitivity analysis differs from the methodology employed by Duff & Phelps to generate the range of estimated per share values contained in its valuation report. The above sensitivity analysis assumes a 5.0% increase and decrease to the underlying valuation assumptions, which may differ from the valuation adjustments employed by Duff & Phelps in its valuation report.

Limitations and Risks
As with any valuation methodology, the methodologies used to determine NorthStar Income’s estimated value per share are based upon a number of estimates and assumptions that may prove later to be inaccurate or incomplete. Further, different market participants using different assumptions and estimates could derive different estimated values. Although the Board relied on estimated values of NorthStar Income’s assets and liabilities, the estimated value per share may bear no relationship to NorthStar Income’s book or asset value. In addition, the estimated value per share may not represent the price at which shares of NorthStar Income’s common stock would trade on a national securities exchange, the amount realized in a sale, merger or liquidation of NorthStar Income or the amount a stockholder would realize in a private sale of shares. The Audit Committee and Board considered an estimated value of NorthStar Income’s assets and liabilities as of a specific date and such value is expected to fluctuate over time in response to future events, including but not limited to, changes to commercial real estate values, changes in market interest rates for commercial real estate debt investments, changes in capitalization rates, rental and growth rates, changes in laws or regulations impacting the commercial real estate industry, demographic changes, returns on competing investments, changes in administrative expenses and other costs, the amount of distributions on NorthStar Income’s common stock, repurchases of NorthStar Income’s common stock, changes in the number of shares of NorthStar Income’s common stock outstanding, the proceeds obtained for any common stock transactions, local and national economic factors and the factors specified in Part I, Item 1A of NorthStar Income’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as in NorthStar Income’s other filings with the SEC. There is no assurance that the methodologies used to establish the estimated value per share would be acceptable to the Financial Industry Regulatory Authority, Inc. or in compliance with guidelines pursuant to the Employee Retirement Income Security Act of 1974, as amended, with respect to their reporting requirements.
Distribution Reinvestment Plan
In accordance with the terms of NorthStar Income’s distribution reinvestment plan, effective immediately, distributions may be reinvested in shares of NorthStar Income’s common stock at a price of $9.92, which is equal to the estimated value per share as of December 31, 2016, until such time as NorthStar Income establishes a new estimated per share value, at which time the purchase price will adjust to 100% of such new estimated value per share.
Share Repurchase Program
In accordance with the terms of NorthStar Income’s share repurchase program (the “SRP”), effective immediately, unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, repurchases will be made at a price of $9.42, which is equal to 95% of the estimated value per share as of December 31, 2016, until such time as NorthStar Income establishes a new estimated value per share, at which time the purchase price will adjust to 95% of such new estimated value per share. Shares repurchased in connection with a stockholder’s death or qualifying disability will continue to be repurchased at the higher of the price paid for the shares, as adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock, or NorthStar Income’s estimated value per share as of December 31, 2016, as more fully described in the SRP.
Safe Harbor Statement
This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “may,” “plans,” “intends,” “expects” or other similar words or expressions. These statements are based on NorthStar Income’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; NorthStar Income can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Income’s expectations include, but are not limited to, the actual value of NorthStar Income’s common stock upon a listing, if any, the amount realized by a stockholder in the event of a sale, merger or liquidation of NorthStar Income or a private sale of shares, variations in facts underlying the assumptions used to estimate the valuation of NorthStar Income’s common stock, changes in market interest rates for commercial real estate debt investments, changes to commercial real estate values, changes in capitalization rates, rental and growth rates, returns on competing investments, changes in administrative expenses and other costs, the amount of distributions on NorthStar Income’s common stock, repurchases of NorthStar Income’s common stock, changes in the number of shares of NorthStar Income’s common stock outstanding and the proceeds obtained for any common stock transactions, the impact of any losses from NorthStar Income’s investments on cash flow and returns, property level cash flow, changes in economic conditions generally and the real estate and debt markets specifically, availability of capital, the ability to achieve targeted returns, changes to generally accepted accounting principles, policies and rules applicable to REITs and the factors specified in in Part I, Item 1A of NorthStar Income’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as in NorthStar Income’s other filings with the SEC. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Income on the date of this report and NorthStar Income is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Real Estate Income Trust, Inc.

Date: April 14, 2017	By:	/s/ Jenny B. Neslin
Jenny B. Neslin
General Counsel & Secretary